Exhibit 99.1

Riot Platforms Announces Entry into Non-Binding Term Sheet to Acquire Certain Assets of Rhodium and Settlement Agreement

Non-Binding Term Sheet Outlines Proposed Acquisition of Rhodium Assets at the Rockdale Facility and Mutual Release of All Claims

CASTLE ROCK, Colo. – March 21, 2025 – Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in vertically integrated Bitcoin mining, announced entry into a non-binding term sheet outlining terms of a potential acquisition (the “Term Sheet”) by Whinstone US, Inc., or an affiliate (“Whinstone”), a wholly-owned subsidiary of Riot, of specific assets owned by Rhodium Encore LLC (together with its affiliates, “Rhodium”) at Riot’s Rockdale Facility (the “Transaction”), and the filing of a motion to approve settlement under Federal Rule of Bankruptcy Procedure 9019 in Rhodium’s bankruptcy case.

Based upon the terms outlined in the Term Sheet, upon closing of the Transaction, Whinstone (or an affiliate) will provide $185 million in total consideration to Rhodium, consisting of: (i) $129.9 million in cash, (ii) $6.1 million return of Rhodium’s power security deposit, and (iii) $49.0 million in Riot shares, which will be priced based on the last 10 trading days volume-weighted average price immediately prior to the closing of the Transaction. In exchange for the Transaction consideration, Rhodium will transfer ownership of all tangible property located at the Rockdale Facility, including all ASIC miners, and vacate the site within three business days following closing of the Transaction, whereupon Riot will immediately assume Rhodium’s 125 MW of power capacity and the existing operating assets at the Rockdale Facility, resulting in the entire Rockdale Facility power load being allocated to self-use. Each of Whinstone and Rhodium will also dismiss all existing litigation, including any appeals, and release any and all future claims not connected to the closing of the Transaction.

The Transaction and settlement will be subject to, among other things, the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 and Bankruptcy Code section 363, and will require execution of definitive agreements between Whinstone and Rhodium. Riot will continue to provide further updates in due course.

About Riot Platforms, Inc.

Riot's (NASDAQ: RIOT) vision is to be the world's leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and Kentucky, and electrical switchgear engineering and fabrication operations in Denver, Colorado and Houston, Texas.

For more information, visit www.riotplatforms.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” similar expressions and their negatives are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements relating to the Company’s development at its facility in Rockdale, Texas and the Company’s plans, projections, objectives, expectations, and intentions about future events and trends that it believes may affect the Company’s financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: the Bankruptcy Court’s approval of the Transaction; any delays in the bankruptcy process associated with closing the Transaction; the financial benefits and operational risks associated with the Transaction and whether the Company will be able to integrate and realize the benefits of the Transaction; the Company’s ability to realize benefits from its implementation of new strategies into its business, estimates of Bitcoin production; the occurrence of any event, change or other circumstances that could give rise to the termination of the Term Sheet entered into in accordance with the proposed Transaction; the possibility that the proposed Transaction will not be completed in the expected timeframe or at all; the risk of stockholder litigation and any other legal proceedings relating to the Transaction, including resulting expense; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; or the failure of the Company to otherwise realize anticipated efficiencies and strategic and financial benefits from our business strategies. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact

Phil McPherson

303-794-2000 ext. 110

IR@Riot.Inc

Media Contact

Alexis Brock

PR@Riot.Inc